EXHIBIT 23.2

[Philip K. Yeung C.P.A. Letterhead]



September 28, 2004

The undersigned, PHILIP K. YEUNG, C.P.A., hereby consents to the use of our name and the use of our opinion dated December 26, 2001 and December 23, 2002, respectively, on the consolidated financial statements of ALPHARX, INC. (the "Company") for its fiscal years ended September 30, 2001 and September 30, 2002, respectively, included in the SB2/A ("amended") Form SB2 Registration Statement being filed by the Company.

Sincerely Yours,

/s/ Philip K. Yeung, CPA

Philip K. Yeung, CPA